Exhibit 99.1
Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB CORP. REPORTS FINANCIAL RESULTS FOR
THE THREE MONTHS ENDED MARCH 31, 2024

Non-interest income increased 9.7% year-over-year to $3.9 million
Strengthening balance sheet as cash and cash equivalents grew by 3.4% and debt and equity securities decreased by 6.5%
Asset quality remains excellent with total nonperforming loans to total loans of 0.20% at March 31, 2024
LCNB successfully completed the Eagle Financial Bancorp, Inc. acquisition on April 12, 2024
Management expects earnings growth will reaccelerate in the fourth quarter of 2024

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three months ended March 31, 2024.

Commenting on the financial results, LCNB President and Chief Executive Officer, Eric Meilstrup said, “Our first quarter performance reflects our near-term focus on integrating the November 2023 Cincinnati Federal acquisition and completing the merger with Eagle Financial Bancorp, Inc. (“EFBI” or “Eagle”), which I am pleased to report closed on April 12, 2024. I am excited by the opportunities underway to leverage the benefits of these two acquisitions and serve compelling communities within the greater Cincinnati region. While we expect one-time merger-related expenses will continue throughout the first half of 2024, we believe we are well positioned for earnings growth to reaccelerate in the fourth quarter of 2024.”

“We are simultaneously pursuing organic growth opportunities while providing our communities with best-in-class and local financial services. Total assets managed by LCNB Wealth Management increased 19.4% year-over-year and are up 8.6% over the past three months. The continued growth of LCNB Wealth Management demonstrates the value our financial, trust, and investment products provide to our local communities,” Mr. Meilstrup continued.

“In addition to the growth strategies underway, we are also focused on maintaining excellent asset quality and pursuing initiatives that strengthen our balance sheet. As we successfully execute these actions over the coming quarters, we believe we will enhance our earnings power, strengthen our competitive advantage, and position LCNB National Bank for long-term success. I am proud of the direction LCNB is headed, and I look forward to updating shareholders on the progress we are making,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2024 first quarter was $1.9 million, compared to net income of $4.2 million for the same period last year. Earnings per basic and diluted share for the 2024 first quarter were $0.15, compared to $0.37 for the same period last year.

Adjusted net income accounts for the impact of one-time merger-related expenses, net of tax, associated with the Cincinnati Federal and EFBI acquisitions. Adjusted net income for the 2024 first quarter was $2.6 million, or $0.20 per diluted share, compared to $4.2 million, or $0.37 per diluted share, for the same period last year.

Net interest income for the three months ended March 31, 2024, was $13.9 million, compared to $13.9 million for the comparable period in 2023. An increase in interest income from loans due to a higher volume of average loans outstanding and the average rates earned on these loans was offset by increased interest expense from higher IRA and time certificate balances, increased long-term debt, and interest rate-related variances.

For the 2024 first quarter, LCNB’s tax equivalent net interest margin was 2.73%, compared to 3.28% for the same period last year. The decrease in the net interest margin reflects the current interest rate environment. As depositors moved funds from non-interest bearing deposits into higher rate products, the average rate paid on interest-bearing liabilities increased 142 basis points. During the same period, the average rate earned from interest-earning assets increased a more gradual 66 basis points.

Non-interest income for the three months ended March 31, 2024 was $3.9 million, compared to $3.6 million for the same period last year. The increase in non-interest income for the three-month period was primarily due to higher fiduciary income and higher gains on sales of loans due to a higher volume of loans sold. Management considers various factors when determining the volume of loans to sell, including liquidity needs and sources and pricing available in the secondary market. LCNB's inventory of new loans is also a factor. The first quarter 2024 was the first quarter that LCNB operated in the expanded market it obtained through the merger with Cincinnati Federal. Partially offsetting the increases in non-interest income during the quarter was a $214,000 pretax loss on the sale of approximately $9.8 million of debt securities.

Non-interest expense for the three months ended March 31, 2024 was $2.9 million higher than the comparable period in 2023, primarily due to higher personnel and operating expenses primarily associated with the integration of Cincinnati Federal and $775,000 of one-time expenses associated with the Cincinnati Federal and EFBI acquisitions.

Capital Allocation
During the three months ended March 31, 2024, LCNB did not repurchase any of its outstanding shares. At March 31, 2024, LCNB had 315,047 shares remaining under its February 2023 share repurchase program.

For the first quarter ended March 31, 2024, LCNB paid $0.22 per share in dividends, a 4.8% increase from $0.21 per share in the first quarter of last year.

Balance Sheet
Total assets at March 31, 2024 increased 18.6% to $2.28 billion from $1.92 billion at March 31, 2023. Net loans at March 31, 2024 increased 18.7% to $1.65 billion, compared to $1.39 billion at March 31, 2023. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Cincinnati Federal acquisition. Not including the Cincinnati Federal acquisition, total net loans increased 2.0% organically, or by $27.8 million from the same period a year ago.

Loans held for sale totaled $75.6 million at March 31, 2024 and are primarily composed of loans scheduled to be sold to an investor during the second quarter of 2024. LCNB anticipates that proceeds from the sale will be used for general corporate purposes, which may include supporting loan growth, paying down short-term borrowings and long-term debt, and adding to liquidity balances.

Total deposits at March 31, 2024 increased 15.9% to $1.86 billion, compared to $1.60 billion at March 31, 2023. Not including the Cincinnati Federal acquisition, total deposits increased 4.5% organically, or by $71.4 million since March 31, 2023.

Assets Under Management
Total assets managed at March 31, 2024 were a record $3.98 billion, compared to $3.16 billion at March 31, 2023. The year-over-year increase in total assets managed was primarily due to the Cincinnati Federal acquisition and organic growth in LCNB Corp. total assets, trust and investments, and brokerage accounts. Organically, trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts and an increase in the fair value of managed assets. Mortgage loans serviced increased primarily due to the Cincinnati Federal acquisition.
Asset Quality

For the 2024 first quarter, LCNB recorded a provision for credit losses of $125,000, compared to a recovery of credit losses of $57,000 for the 2023 first quarter.

Net charge-offs for the 2024 first quarter were $45,000, or 0.01% of average loans, compared to net charge-offs of $16,000, or 0.00% of average loans, annualized, for the same period last year.

Total nonperforming loans, which include non-accrual loans and loans past due 90 days or more and still accruing interest, were $3.2 million, or 0.19% of total loans at March 31, 2024, compared to $701,000 or 0.05% of total loans at March 31, 2023. The year-over-year increase in nonaccrual loans was primarily due to one commercial real estate relationship, representing a balance of $2.6 million. The nonperforming assets to total assets ratio was 0.14% at March 31, 2024, compared to 0.04% at March 31, 2023.

Merger Agreement with Eagle Financial Bancorp, Inc.
On April 12, 2024, LCNB completed the acquisition of EFBI and the merger of EAGLE.bank with and into LCNB National Bank. EAGLE.bank operated three full-service banking offices in Cincinnati, Ohio.

With the addition of EFBI, LCNB now operates 36 full-service banking offices in Ohio and one branch office in Northern Kentucky. Assuming the transaction had been completed as of March 31, 2024, LCNB would have had total deposits of $1.99 billion and total loans of $1.79 billion at March 31, 2024.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.LCNB’s ability to integrate recent and future acquisitions may be unsuccessful or may be more difficult, time-consuming, or costly than expected;
3.LCNB may incur increased loan charge-offs in the future and the allowance for credit losses may be inadequate;
4.LCNB may face competitive loss of customers;
5.changes in the interest rate environment, which may include further interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
6.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
7.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
8.LCNB may experience difficulties growing loan and deposit balances;

9.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB's operating results and financial condition;
10.global geopolitical relations and/or conflicts could create financial market uncertainty and have negative impacts on commodities and currency, which could adversely affect LCNB's operating results and financial condition;
11.difficulties with technology or data security breaches, including cyberattacks, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
12.adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and
13.government intervention in the U.S. financial system, including the effects of legislative, tax, accounting, and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, changes in deposit insurance premium levels, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.